Exhibit n(i) under Form N-1A
                                            Exhibit 99 under Item 601/Reg. S-K
                               HUNTINGTON FUNDS
                             MULTIPLE CLASS PLAN
                    Amended and Restated February 11, 2004


This Multiple Class Plan ("Plan") is adopted by the HUNTINGTON FUNDS (the "Trust"), a Massachusetts business trust, with respect to all of the classes of shares ("Classes") of all of the series of the Trust (the "Funds").

1.    Purpose

      The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the Investment Company Act of 1940, as amended (the "1940 Act"), has determined to adopt this Plan, as amended and restated, in accordance with Rule 18f-3(d) under the 1940 Act to enable the Funds to provide appropriate services to certain designated Classes.

2.    Separate Arrangements/Class Differences

a. Designation of Classes: Each of the Funds may offer up to three classes of shares: Investment A Shares, Investment B Shares and Trust Shares. In addition, the Huntington Money Market Fund may offer Interfund Shares.

b. Sales Charges: Purchases of Investment A Shares are subject to a front-end sales charge, certain redemptions of Investment A Shares are subject to contingent deferred sales charges, and certain redemptions of Investment B Shares are subject to a contingent deferred sales charge, each as described in the applicable prospectus or statement of additional information. Purchases and redemptions of Trust Shares and Interfund Shares are not subject to sales charges. Quantity discounts, accumulated purchases, concurrent purchases, purchases in conjunction with a letter of intent, reinstatement privileges, systematic withdrawals, waivers and other purchases at net asset value as they relate to Investment A Shares are as described in the applicable prospectus or statement of additional information. Waivers of contingent deferred sales charges as they relate to Investment B Shares are as described in the applicable prospectus or statement of additional information.

c. Distribution of Shares: Investment A Shares and Investment B Shares may be purchased through The Huntington Investment Company, Huntington Personal Bankers, as well as from the Trust's Distributor. Trust Shares may be purchased through procedures established by the Distributor in connection with the requirements of fiduciary, advisory, agency and other similar accounts maintained by or on behalf of customers of Huntington Bank or its affiliates or correspondent banks as well as similar customers of third party financial institutions. Interfund Shares may only be purchased by the bond and equity funds of the Huntington Funds.

d. Minimum Investment Amounts: The minimum initial investment for Investment A Shares, Investment B Shares or Trust Shares is $1,000 for investments made outside the Systematic Investment Program and $50 for investments made within the Systematic Investment Program. Subsequent investments in Investment A Shares or Investment B Shares are subject to a $50 minimum. Subsequent investments in Trust Shares are subject to a $500 minimum for investments made outside the Systematic Investment Program and $50 for investments made within the Systematic Investment Program. There is no minimum or subsequent investment amount for Interfund Shares.

e. Voting Rights: Shareholders of each class are entitled to one vote for each share held on the record date for any action requiring a vote by the shareholders and a proportionate fractional vote for each fractional share held. Shareholders of the Trust will vote in the aggregate and not by Fund or class, except (i) as otherwise expressly required by law or when the Trustees determine that the matter to be voted upon affects only the interests of shareholders of a particular Fund or class, and (ii) only holders of Investment A Shares and/or Investment B Shares will be entitled to vote on matters applicable to one or both classes submitted to shareholder vote with respect to the Trust's Distribution and Shareholder Services Plan adopted pursuant to Rule 12b-1 (the "Rule 12b-1 Plan").

3.    Expense Allocations

      All or a portion of certain expenses may be attributable only to a particular class of shares of each Fund. These class expenses are charged directly to the net assets of the particular class and are borne on a pro rata basis by the shareholders of that class. The expenses incurred pursuant to the Rule 12b-1 Plan will be borne solely by the holders of Investment A Shares and Investment B Shares classes, as specified in the Rule 12b-1 Plan. Shareholder servicing fees will be borne solely by the holders of Investment A Shares, Investment B Shares or Trust Shares. Certain other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, may, in the discretion of the Board of Trustees, also be charged to a particular class if such expenses are incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. For non-daily dividend Funds, all other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund. For daily dividend Funds, all other expenses will be allocated pursuant to the "settled shares method" as defined in Rule 18f-3 under the 1940 Act.


4.    Exchange Features

      Shareholders may exchange Trust Shares in any Fund for Trust Shares in any other Fund at the respective net asset values next determined after receipt of the request in good order.

      Shareholders may exchange Investment A Shares in any Fund for Investment A Shares in any other Fund offering Investment A Shares at the respective net asset value next determined after receipt of the request in good order, plus any applicable sales charge. No sales charge applies when Investment A Shares are exchanged from a Fund that imposes a sales charge to a Fund with no sales charge. If a shareholder seeks to exchange Investment A Shares of a Fund that does not impose a sales charge for Investment A Shares of a Fund that imposes a sales charge, the shareholder will be required to pay the applicable sales charge of the Fund into which the Investment A Shares are exchanged. In all cases, shareholders will be required to pay a sales charge only once.

      Shareholders may exchange Investment B Shares in any Fund for Investment B Shares in any other Fund offering Investment B shares at the respective net asset value next determined after receipt of the request in good order.

5.    Conversion Feature

      Investment B Shares (together with any Investment B Shares purchased through the reinvestment of a dividend or distribution with respect to those Investment B Shares) which are held for eight years from the date of purchase will automatically convert to Investment A Shares of the same series of the Trust based on the relative net asset values of Investment A Shares and Investment B Shares, without the imposition of any sales charge or any other fee. The holding periods for shares which have been exchanged will be added together for purposes of determining the conversion date.

6.    Dividends

      As a result of fees charged by Investment A Shares and Investment B Shares under the Rule 12b-1 Plan as well as under shareholder servicing arrangements, dividends payable on Investment A Shares, Trust Shares and Interfund Shares may be more than dividends payable on Investment B Shares, dividends payable on Trust Shares and Interfund Shares may be more than dividends payable on Investment A Shares or Investment B Shares, dividends payable on Interfund Shares may be more than dividends payable on Trust Shares, and dividends payable on Investment A Shares may be more than dividends payable on Investment B Shares.

7.    Termination and Amendment

      This Plan may be terminated or amended pursuant to the requirements of Rule 18f-3(d) under the 1940 Act.

8.    Effectiveness

      This Plan shall become effective with respect to each class, (i) to the extent required by Rule 18f-3, after approval by a majority vote of: (a) the Trust's Board of Trustees; (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan and/or (ii) upon execution of an exhibit adopting this Plan with respect to such class.


                                                  Amended as of April 30, 2004
                                    EXHIBIT
                                      to
                             THE HUNTINGTON FUNDS
                             MULTIPLE CLASS PLAN


Fund                                                        Effective Date

Money Market Fund
      Investment A Shares                                   April 18, 1995
      Investment B Shares                                   April 26, 2000
      Trust Shares                                          April 18, 1995
      Interfund Shares                                      August 16, 2001
Ohio Municipal Money Market Fund
      Investment A Shares                                   April 18, 1995
      Trust Shares                                          April 18, 1995
U.S. Treasury Money Market Fund
      Investment A Shares                                   April 18, 1995
      Trust Shares                                          April 18, 1995
Growth Fund
      Investment A Shares                                   April 18, 1995
      Investment B Shares                                   April 26, 2000
      Trust Shares                                          April 18, 1995
Mortgage Securities Fund
      Investment A Shares                                   April 18, 1995
      Investment B Shares                                   April 30, 2003
      Trust Shares                                          April 18, 1995
Ohio Tax-Free Fund
      Investment A Shares                                   April 18, 1995
      Investment B Shares                                   April 30, 2003
      Trust Shares                                          April 18, 1995
Fixed Income Securities Fund
      Investment A Shares                                   April 18, 1995
      Investment B Shares                                   April 26, 2000
      Trust Shares                                          April 18, 1995
Income Equity Fund
      Investment A Shares                                   October 26, 1996
      Investment B Shares                                   April 26, 2000
      Trust Shares                                          October 26, 1996
Short/Intermediate Fixed Income Securities Fund
      Investment A Shares                                   April 30, 2003
      Trust Shares                                          October 26, 1996
Michigan Tax-Free Fund
      Investment A Shares                                   March 31, 1998
      Investment B Shares                                   April 30, 2003
      Trust Shares                                          March 31, 1998

Intermediate Government Income Fund
      Investment A Shares                                   April 6, 1998
      Investment B Shares                                   April 30, 2003
      Trust Shares                                          April 6, 1998
Florida Tax-Free Money Fund
      Investment A Shares                                   October 21, 1998
      Trust Shares                                          October 21, 1998
Dividend Capture Fund
      Investment A Shares                                   March 1, 2001
      Investment B Shares                                   March 1, 2001
      Trust Shares                                          March 1, 2001
International Equity Fund
      Investment A Shares                                   March 1, 2001
      Investment B Shares                                   March 1, 2001
      Trust Shares                                          March 1, 2001
Mid Corp America Fund
      Investment A Shares                                   March 1, 2001
      Investment B Shares                                   March 1, 2001
      Trust Shares                                          March 1, 2001
New Economy Fund
      Investment A Shares                                   March 1, 2001
      Investment B Shares                                   March 1, 2001
      Trust Shares                                          March 1, 2001
Rotating Markets Fund
      Investment A Shares                                   May 1, 2001
      Trust Shares                                          May 1, 2001
Situs Small Cap Fund
      Investment A Shares                                   August 1, 2002
      Investment B Shares                                   August 1, 2002
      Trust Shares                                          August 1, 2002
Macro 100 Fund
      Investment A Shares                                   April 30, 2004
      Investment B Shares                                   April 30, 2004
      Trust Shares                                          April 30, 2004

      Witness the due execution hereof as of this 8th day of March, 2004.


                                    THE HUNTINGTON FUNDS



                                    By:  /s/ George M. Polatas
                                    Name:  George M. Polatas
                                    Title:  Vice President